Exhibit 99.1

TENDER OFFER ANNOUNCED IN ANTICIPATION OF

ACQUISITION OF BWAY HOLDING COMPANY BY MADISON DEARBORN PARTNERS

Chicago, Illinois—May 11, 2010—In anticipation of the previously announced proposed acquisition of BWAY Holding Company (the “Company”) by Picasso Merger Sub, Inc. (the “Purchaser”), a company organized by Madison Dearborn Partners, LLC (“MDP”), in a merger transaction (the “Merger”), the Purchaser announced today that it has commenced a cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) relating to any and all of the outstanding 10% Senior Subordinated Notes due 2014 (the “Notes”) of BWAY Corporation (“BWAY”).

In conjunction with the Tender Offer, the Purchaser is also soliciting consents to adopt proposed amendments to the indenture under which the Notes were issued (as amended and supplemented from time to time, the “Indenture”) that, among other things, would eliminate substantially all restrictive covenants and certain events of default provisions (the “Proposed Amendments”). The Tender Offer and Consent Solicitation are being made upon the terms and subject to conditions set forth in the related offer to purchase and consent solicitation statement dated May 11, 2010 (the “Statement”).

The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on June 9, 2010, unless extended (the “Expiration Date”). The consent deadline with respect to the Consent Solicitation is 5:00 p.m., New York City time, on May 24, 2010, unless extended (the “Consent Date”).

The total consideration (which includes a consent payment of $30.00) for each $1,000 principal amount of Notes validly tendered and accepted for payment and consents validly delivered and not withdrawn on or prior to the Consent Date will be $1,125.00. Notes validly tendered after the Consent Date will not be eligible to receive the $30.00 consent payment.

The Tender Offer and Consent Solicitation are being made in anticipation of the Merger. The Purchaser expects to fund the cash consideration payable in the Tender Offer and related Consent Solicitation with funds contributed to its parent company, Picasso Parent Company, Inc. (“Picasso Parent”), by investment funds affiliated with Madison Dearborn Partners, LLC.

The Purchaser’s obligation to accept for purchase, and to pay for, Notes validly tendered in the Tender Offer is subject, in each case, to the satisfaction of certain conditions including, among other things: (i) there being validly tendered and not withdrawn at least a majority of the aggregate principal amount of the Notes outstanding; (ii) the receipt of the requisite consents necessary to amend the Indenture relating to the Proposed Amendments; (iii) the consummation of the Merger; (iv) repayment of all amounts outstanding under the Company’s existing credit agreement; (v) the delivery by Picasso Parent to the Purchaser of sufficient funds to complete the Tender Offer and the Consent Solicitation; and (vi) satisfaction of the general conditions set forth in the Statement.

In the event the Tender Offer is not completed or if less than all outstanding Notes are tendered, BWAY has the right under the Indenture to defease or satisfy and discharge substantially all of its obligations thereunder by depositing with the trustee under the Indenture funds sufficient to pay the redemption price of 105% of the principal amount of the outstanding Notes on April 15, 2011 plus accrued and unpaid interest thereon to April 15, 2011, the date on which the Notes may be redeemed.

This announcement is neither an offer to purchase, nor a solicitation of an offer to purchase, nor a solicitation of tenders or consents with respect to, any Notes. The Tender Offer and Consent Solicitation are being made solely pursuant to the Statement.

The Purchaser has retained BofA Merrill Lynch to serve as Dealer Manager and Solicitation Agent and Global Bondholder Services Corporation to serve as Information Agent and Depositary. Requests for documents may be directed to Global Bondholder Services Corporation by telephone at (866) 952-2200 (toll-free) or (212) 430-3774 (collect). Questions regarding the Tender Offer and Consent Solicitation should be directed to BofA Merrill Lynch by telephone at (888) 292-0070 (toll-free) or (646) 855-3401 (toll-free).

The Company is a leading North American manufacturer of general line rigid metal and plastic containers serving a wide variety of end markets across various industries. The Company has operations in the United States, Canada and Puerto Rico and primarily sells to customers located in those geographic areas.

This press release contains forward-looking information. You should not place undue reliance on these statements. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Important factors that could cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to: (i) competitive risk from other container manufacturers or self-manufacture by customers; (ii) termination of the Company’s customer contracts; (iii) loss or reduction of business from key customers; (iv) dependence on key personnel; (v) changes in steel, resin or other raw material and energy costs or availability; (vi) product liability or product recall costs; (vii) lead pigment and lead paint litigation; (viii) increased consolidation in the Company’s end markets; (ix) consolidation of key suppliers; (x) decreased sales volume in the Company’s end markets; (xi) increased use of alternative packaging; (xii) product substitution; (xiii) labor unrest; (xiv) environmental, health and safety costs; (xv) management’s inability to evaluate and selectively pursue acquisitions; (xvi) fluctuation of the Company’s quarterly earnings; (xvii) current economic conditions: (xviii) the availability and cost of financing; (xix) an increase in interest rates; (xx) restrictions in the Company’s debt agreements; and (xxi) fluctuations in the Canadian dollar . The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.